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This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing this free writing prospectus which may or may not be stated therein.  This free writing prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

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This information in this communication is preliminary and is subject to completion or change.

Asset Backed Securities Corporation Home Equity Loan Trust, Series NC 2006-HE2

FOR INTERNAL DISTRIBUTION ONLY

Prepayment Speed	65% Pricing	65% Pricing	65% Pricing	65% Pricing	100% Pricing	100% Pricing	100% Pricing	100% Pricing
Losses	SDA	SDA	SDA	SDA	SDA	SDA	SDA	SDA
Loss Severity	45%	55%	45%	55%	45%	55%	45%	55%
P&I Advancing	100%	100%	100%	100%	100%	100%	100%	100%
Lag	12	12	12	12	12	12	12	12
LIBOR	FWD	FWD	FWD + 200	FWD + 200	FWD	FWD	FWD + 200	FWD + 200
Triggers	Fail	Fail	Fail	Fail	Fail	Fail	Fail	Fail
Optional Redemption	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity

Class M7
WAL for Princ Pmts	15.20	15.49	15.73	16.02	11.26	11.74	11.50	12.03
First Period of Writedown	102	102	107	106	113	114	121	121
Cum Loss	13.39%	13.87%	12.74%	13.14%	9.90%	10.09%	9.70%	9.86%
SDA Multiple (1st $ Loss)	2279 SDA	1844 SDA	2133 SDA	1723 SDA	2405 SDA	1932 SDA	2344 SDA	1878 SDA

Class M9
WAL for Princ Pmts	17.26	17.29	18.12	18.10	13.80	14.25	13.89	14.34
First Period of Writedown	104	100	106	104	185	245	204	180
Cum Loss	11.93%	12.36%	11.28%	11.64%	8.30%	8.47%	8.09%	8.22%
SDA Multiple (1st $ Loss)	1964 SDA	1600 SDA	1828 SDA	1487 SDA	1944 SDA	1574 SDA	1883 SDA	1520 SDA

Class M10
WAL for Princ Pmts	17.87	17.82	19.02	18.86	13.93	14.31	14.03	14.41
First Period of Writedown	102	100	106	104	200	206	168	162
Cum Loss	11.11%	11.50%	10.45%	10.79%	7.39%	7.53%	7.17%	7.27%
SDA Multiple (1st $ Loss)	1796 SDA	1468 SDA	1665 SDA	1360 SDA	1696 SDA	1377 SDA	1635 SDA	1323 SDA